Exhibit 5.1
OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION
February 1, 2008
Omniture, Inc.
550 East Timpanogos Circle
Orem, UT 84097
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Omniture, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,177,129 shares of your common stock, par value $0.001 per share (the “Shares”), issuable pursuant to Omniture's 2006 Equity Incentive Plan, 2006 Employee Stock Purchase Plan, 2007 Equity Incentive Plan, 2008 Equity Incentive Plan, Avivo Corporation 1999 Equity Incentive Plan, Visual Sciences, Inc. Amended and Restated 2000 Equity Incentive Plan, Visual Sciences, Inc. 2004 Equity Incentive Award Plan and Visual Sciences, Inc. 2006 Employment Commencement Equity Incentive Award Plan (the “Plans”). As your legal counsel, we have reviewed the actions taken, and proposed to be taken, by you in connection with the issuance and sale of the Shares to be issued under the Plans. As to any facts material to the opinion expressed herein that were not independly established or verified, we have relied upon statements and representations of representatives of Omniture.
     Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
     We are members of the bar of the State of California. We do not express any opinion on any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal securities laws of the United States of America.
     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours, WILSON SONSINI GOODRICH & ROSATI, Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati, P.C.